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                                                                  Exhibit 10(hh)


                                    NET LEASE


         THIS NET LEASE ("Lease"), made and entered into as of this 1st day of August, 2001 by and between Williams Electronics Games, Inc., a Delaware corporation (hereinafter referred to as "Landlord") and Midway Amusement Games, LLC, a Delaware limited liability company (hereinafter referred to as "Tenant").

                                    ARTICLE I
                                    PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain building situated in the County of Cook, State of Illinois, commonly known as 2704 West Roscoe and located on the real property legally described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises").

                                   ARTICLE II
                                      TERM

         2.01 Term. The initial term ("Initial Term") of this Lease shall be five (5) years commencing on August 1, 2001 and ending on the fifth anniversary thereof unless sooner terminated pursuant to any provision hereof.

         2.02 Delay in Commencement. To the best of its knowledge, Landlord expects to make delivery of the Premises within ninety (90) days of the completion of its current renovations, estimated to be February 28, 2002 ("Delivery Date"). From the commencement date hereof until such date, Landlord and Tenant agree that Landlord shall deliver the following portion of the Premises to Tenant within ninety (90) days of the commencement date: 9,743 square feet of the Premises, to include: office space, unloading dock area, and shared restrooms, hallway and front reception area ("Temporary Premises"). Landlord shall be permitted to place its own receptionist in the reception area until the Delivery Date.

         Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Temporary Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay any rent until possession of the Temporary Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Temporary Premises within ninety (90) days from said commencement date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. Upon Landlord's delivery of the Temporary Premises, Tenant shall pay a pro-rata portion of rent and any and all taxes, utilities, maintenance costs and insurance at the initial monthly rates set forth below, until such time as possession of the Premises is delivered to the Tenant, at which time Tenant shall pay rent and any and all taxes and insurance at the full initial rates. If Tenant occupies the Temporary Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy

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shall not advance the termination date, and Tenant shall pay a pro-rata portion of rent and any and all taxes and insurance for such period at the initial monthly rates set forth below. Tenant's payment of pro-rata portion shall be in the form of reimbursement to Landlord. Such reimbursement shall be paid promptly upon Landlord's presentation of invoice. Tenant may reasonably request from Landlord verify records, receipts and documents detailing invoice charges. Notwithstanding the above, in no event shall Tenant be liable to Landlord for reimbursement of any portion of a late fee or other charge or penalty incurred by Landlord in the payment of its bills.

         Notwithstanding said Delivery Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within ninety (90) days from said Delivery Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said Delivery Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rates set forth below. Upon taking full possession of the Premises, direct payment of such expenses is the sole responsibility of Tenant.

         2.03 Options. Provided that Tenant is not then in default under the terms of this Lease, Landlord hereby grants to Tenant the option to renew this Lease for two (2) additional and consecutive three (3) year terms (individually "First Renewal Term" and "Second Renewal Term"; together "Renewals"; and together with the Initial Term the "Term")), subject to the terms and conditions set forth below. Said Renewals shall be upon the same terms, covenants and conditions contained in this Lease, except that the Rent shall be as determined in paragraph 2.04 below, and Tenant shall have no further option to renew or extend this Lease beyond the Second Renewal Term.

         Tenant's option for each Renewal Term shall be exercised by Tenant's written notice (which shall be irrevocable) to Landlord of its exercise of such option not later than one hundred eighty (180) days prior to expiration of the Lease, or one hundred eighty (180) days prior to the expiration of the First Renewal Term (the "Tenant's Renewal Notice"). If Tenant shall fail to deliver Tenant's Renewal Notice in the time required then the options for renewal shall be null and void and of no further force and effect. Tenant's options to renew are contingent upon Tenant having exercised Tenant's renewal option for the previous period(s) and failure to exercise any renewal option shall terminate Tenant's right to exercise any subsequent renewal option. Notwithstanding the foregoing, if at any time from the date Tenant exercises its right to renew this Lease until the expiration of the then current Lease term Tenant is in default of this Lease, then Tenant's exercise of its renewal of the Lease term shall be deemed null and void and Tenant shall not be entitled to possession of the Premises beyond the then current lease term.

         2.04 Renewal Rate. In the event that Tenant provides proper written notice, as determined in paragraph 2.03 above, of its exercise of the First Renewal Term, the rent for each year of the First Renewal Term shall continue in accordance with the rent set forth in paragraph 3.01 herein plus an additional ten percent (10%). In the event that Tenant provides proper


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written notice, as determined in paragraph 2.03 above, of its exercise of the
Second Renewal Term, the rent for each year of the Second Renewal Term shall continue in accordance with the rent set forth in paragraph 3.01 herein plus an additional fourteen percent (14%).

                                   ARTICLE III
                                      RENT

         3.01 Payment of Rent. Tenant shall pay to Landlord as rent for the Premises $7.25 per square foot during the Initial Term payable in equal monthly payments of $16,312.50, in advance, on the first (lst) day of each month of the term hereof without any demand, notice, set off or abatement whatsoever. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. The obligation of Tenant to pay Rent shall be completely independent of all other obligations of Tenant hereunder.

         3.02 Net Lease. It is the intention of the parties hereto that this Lease is a "net lease" and that Landlord shall receive the rent herein provided as net income from the Premises, not diminished by (i) any imposition (including, without limitation, any and all taxes, fees or duties) of any public authority of any nature whatsoever during the entire Term of this Lease notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (ii) the cost of any repairs, replacements, restorations, improvements, maintenance, utilities, insurance or other expenses or charges in any way connected with or related to the Premises, or (iii) any other costs or expense involved in the care, management, use, construction and operation of the Premises or any improvements thereto. All such impositions, costs, expenses and charges shall be paid by Tenant from and after the commencement date of this Lease and during the entire Term of this Lease. Whenever in this Lease provision is made for the doing of any act by Tenant it is understood and agreed that said act shall be done by Tenant at its own cost and expense without any contribution or reimbursement from Landlord whatsoever unless a contrary intent is specifically expressed.

         Except as specifically set forth herein, Landlord is not and shall not be required to render any services of any kind to Tenant or for the Premises, nor to incur any expense or make any payment with respect to the Premises, nor to maintain, repair, rebuild or restore the Premises or any part of any of the foregoing, and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for by common law or in any statute or law, whether in effect at the time of execution and delivery of this Lease or hereafter enacted.

                                   ARTICLE IV
                                       USE

         4.01 Use. The Premises shall be used and occupied only for general office purposes, primarily, in connection with the design and development of home-video amusement games, including the construction of prototype models and any administrative functions incidental thereto, and for no other purpose.

         4.02 Compliance with Law. Tenant shall, at Tenant's expense, comply promptly in all material respects with all applicable statutes, ordinances, rules, regulations, orders, restrictions of

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record and requirements ("Legal Requirements") in effect during the term or any part of the term hereof regulating the Premises or the use by Tenant of the Premises. Tenant shall not use nor permit the use of the Premises in any manner that will violate any Legal Requirements or tend to create waste or a nuisance.

         4.03 Condition of Premises. Tenant hereby accepts the Premises in its "As Is" condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the condition of the Premises or the suitability of the Premises for the conduct of Tenant's business, it being understood and agreed that Tenant is relying solely upon its own inspection and investigation of the Premises.

                                    ARTICLE V
                      MAINTENANCE, REPAIRS AND ALTERATIONS

         5.01 Tenant's Obligations. Tenant shall keep in good order, condition and repair, normal wear and use excepted, the Premises and every part thereof, structural and nonstructural (whether the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises, and whether requiring repair or replacement.

         Notwithstanding the foregoing, and in consideration of Tenant's inspection of the Premises prior to the execution of this Lease, Landlord shall, at its sole cost and obligation, repair and/or maintain the roof to a condition such that the Premises are rendered suitable for the business of the Tenant. In the event that Landlord does not maintain and/or repair the roof to such a condition, Landlord shall indemnify Tenant for any damage to Tenant's property caused as a result of this inability. Further, Tenant shall not be liable for any repairs to the walls or foundation, or any damage caused by their disrepair, as their condition exists on the date of execution hereof.

         5.02 Surrender. On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in good repair and condition and in broom clean condition. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to Paragraph 5.05(d), which repair shall include the patching and filling of holes and repair of structural damage. Tenant shall remove all paint placed on the exterior walls when Tenant ceases to occupy the building.

         5.03 Landlord's Rights. If Tenant fails to perform Tenant's obligations under this Paragraph, such failure being not commencing repairs within thirty
(30) days written demand by Landlord, Landlord may at its option (but shall not be required to) enter upon the Premises, after ten (10) days' prior written notice to Tenant, and put the same in good order, condition and


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repair, and the cost thereof together with interest thereon at the prime rate of
Bank of America + 3% (or, if the highest rate then allowable by law is less than this rate, at the highest rate allowed by law) shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

         5.04 Landlord's Obligations. Except as specifically set forth herein, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises or the building located thereon or the equipment therein, whether structural or nonstructural, all of which obligations are intended to be that of the Tenant under Paragraph 5.01 hereof. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good order, condition and repair.

         5.05 Alterations and Additions.

              (a) Tenant shall not, without Landlord's prior written approval, make any alterations, improvements or additions in, on or about the Premises. Any alterations, improvements or additions in or about the Premises that Tenant shall desire to make which require the approval of Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord approves, such approval shall be deemed conditioned on Tenant acquiring a permit from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to commencement of the work, and compliance in all material respects by Tenant with all conditions of said permit in a prompt and expeditious manner. In the event that Tenant makes any alterations, improvements or additions in or about the Premises, Tenant specifically agrees that it shall (i) comply with Legal Requirements in all material respects, (ii) maintain all insurance required under the terms of this Lease, (iii) be responsible for all aspects of the alternations, improvements, or additions to be made in or about the Premises and (iv) indemnify the Landlord as required in Section 6.07. Landlord's approval of Tenant's alterations, improvements, or additions in or about the Premises shall not constitute Landlord's representation that such work complies with Legal Requirements and both parties agree that Tenant shall remain fully responsible for compliance with the same.

              (b) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in, on or about the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any alterations, improvements or additions in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, on the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord indemnifying Landlord against liability for the same and holding the Premises free from the effect of judgment, lien or claim. In addition, Tenant shall pay Landlord's attorneys' fees and costs.


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              (c) All alterations, improvements and additions, which may be made in, on or about the Premises, shall become the property of Landlord and remain on and be surrendered with the Premises at the expiration of the Term. Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 5.02.

                                   ARTICLE VI
                             INSURANCE AND INDEMNITY


         6.01 Required Insurance. Tenant shall, as additional rent for the Premises, pay the cost of all insurance required hereunder.

         6.02 Liability Insurance. Tenant shall, at Tenant's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Two Million Five Hundred Thousand Dollars ($2,000,000) per occurrence with a Five Million Dollar ($5,000,000) aggregate limit with Landlord listed as an additional insured. The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Article. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

         6.03 Property Insurance.

              Tenant shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), boiler, pressure vessel, air conditioning equipment or electrical distribution equipment and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages on the Premises. If the Tenant shall fail to procure and maintain said insurance, Landlord but shall not be required to, procure and maintain the same, but at the expense of Tenant. If such insurance coverage has a deductible clause, Tenant shall be liable for the deductible amount.

         6.04 Worker's Compensation Insurance. Statutory worker's compensation insurance and employer's liability insurance with limits of as required by law per occurrence, covering all persons employed by Tenant in connection with any work on the Premises and with respect to whom death, sickness, or bodily injury claims could be asserted against the Tenant, Landlord or the Premises.


         6.05 Insurance Policies. Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss


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payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to each insured and each mortgagee to whom losses may be payable. The proceeds of property insurance shall be payable to Landlord to be applied toward Tenant's obligations of repair, restoration or reconstruction as provided in Article VII hereof. Tenant shall, not less than thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant on demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance. If Tenant does or permits to be done anything which shall increase the cost of insurance, then Tenant shall pay for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.

         6.06 Waiver of Subrogation. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages. Tenant shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         6.07 Indemnity. Except as otherwise provided herein, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all third-party claims arising from Tenant's use or occupancy of the Premises or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such third-party claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such third-party claim. Tenant, on notice from Landlord, shall defend the same at Tenant's expense. Tenant, as a material part of the consideration to Landlord, hereby assumes as between Tenant and Landlord all risk of damage to property or injury to persons, in, on or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

         6.08 Exemption of Landlord from Liability. Landlord shall not be liable for injury to the person, property or business of Tenant, Tenant's employees, agents, contractors, invitees, customers or other persons in or about the Premises howsoever caused, including, by way of illustration and not by way of limitation, injury caused by or resulting from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether on account of conditions arising on the Premises, or on other portions of any property of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any injury arising from any act or omission of any other occupant other than Landlord, its employees, directors, officers and agents, if any, of the property of which the Premises are part.


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                                   ARTICLE VII
                               REAL PROPERTY TAXES

         7.01 Payment of Taxes. Tenant shall pay all Real Property Taxes (as defined below) applicable to the Premises during the Term of this Lease. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during the Term of this Lease, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the prime rate of Bank of America +3% (or, if the highest rate then allowable by law is less than this rate, at the highest rate allowable by law).

         7.02 Definition of Real Property Taxes. As used herein, "Real Property Taxes" shall include any form of tax assessment, lien, license fee, commercial rental tax, ad valorem tax, gross receipts tax, levy, penalty, or tax (other than net income, inheritance or estate taxes), imposed by any public or private authority having the direct or indirect power to tax or impose assessments against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, or against Landlord's right to rent or other income therefrom, or against Landlord's business of leasing the Premises, or any tax or assessment imposed in substitution, partially or totally, of any tax or assessment previously included within the definition of Real Property Taxes, or any additional tax or assessment the nature of which was previously included within the definition of Real Property Taxes.

         7.03 Personal Property Taxes.

              (a) Tenant shall pay prior to delinquency all taxes assessed against and levied on trade fixtures, furnishings, equipment and all other personal property of Tenant in, on or about the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

              (b) If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay the same as part of Tenant's obligation to pay all real property taxes.

                                  ARTICLE VIII
                                    UTILITIES

         Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

                                   ARTICLE IX
                            ASSIGNMENT AND SUBLETTING

         9.01 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold, provided, however, Tenant may assign all or any portion of its interest in the lease to any of its affiliates. Any attempted assignment, transfer,

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mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

         9.02 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

         9.03 Attorneys' Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees of outside counsel incurred in connection therewith.

                                    ARTICLE X
                               DEFAULTS; REMEDIES

         10.01 Default by Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant:

               (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord received by Tenant.

               (b) The failure in any material respects by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (a) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord received by Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

         10.02 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach under this Lease, at law or in equity:

               (a) To terminate the Lease, re-enter the Premises and remove all persons and all property therefrom, either by summary dispossess proceedings or by any suitable action at law or by force or otherwise, without giving any prior notice thereto or being liable to indictment, prosecution or damages therefor and repossess and enjoy the Premises. Landlord

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shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, all rents and other amounts due through the date of termination, the worth at the time of such termination, of the excess, if any, of the amount of all Rent and other charges required to be paid by Tenant under the terms of the Lease, the cost of recovering possession of the Premises; expenses of reletting and reasonable attorneys' fees of outside counsel.

               (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent and other amounts due under the Lease as they become due hereunder.

               (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Illinois.

         10.03 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant received by Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion; but in no event more than sixty (60) days from the occurrence of said default.

         10.04 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to the prime rate of the Bank of America + 3% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

                                   ARTICLE XI
                              ENVIRONMENTAL MATTERS

         11.01 Tenant's Obligations. Tenant shall not generate, use, store, or transport any petroleum, or hazardous substance ("Hazardous Substances"). The term "Hazardous Substances" shall mean hazardous substances as defined pursuant to the CERCLA, 42 U.S.C., Section 9601-9657, "regulated substances" within the meaning of subtitle I of RCRA, 42 U.S.C., Section 6991-6991, et seq., "hazardous substances, hazardous waste and industrial process waste" as defined pursuant to 415 ILCS 5/3.14-3.17 (as all of such statutes, from time to time, be amended). Notwithstanding the foregoing, Tenant shall be permitted to use certain Hazardous Substances, such as office cleaning supplies, toner, ink, and any other products customarily used in the conduct of Tenant's business. Tenant shall generate, use, store, or transport all such permitted Hazardous Substances strictly in accordance with all applicable federal, state, and local laws and regulations.

         11.02 Tenant's Duties. During the Term, Tenant and its agents shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping ("Discharge") from, on, or about the Premises of any Hazardous Substances. Tenant shall, within twenty-four (24) hours of Tenant's knowledge of any Discharge, report such Discharge, in writing, to Landlord and to all applicable governmental agencies as required by law. Tenant shall immediately, at its own cost and expense, cause such Discharge to be cleaned up or properly disposed of to the satisfaction of Landlord and in compliance with all governmental agencies. Notwithstanding the foregoing, in the event that any such Discharge is (i) a condition existing prior to the commencement of the Term; or (ii) as a result of an intentional or unintentional action on the part of Landlord and its agents , Landlord shall indemnify Tenant in accordance with the terms of paragraph 11.04 herein.

         11.03 Indemnification. In addition to any and all other indemnities and obligations set forth in this Lease, Tenant hereby agrees to defend, indemnity , and hold harmless Landlord of, from, and against any and all expenses, losses, or liabilities, but solely to the extent suffered by Landlord by reason of Tenant's breach of any of the provisions of this Article, including, but not limited to:

               11.03.1 Except as specifically stated herein, any and all costs that Landlord may incur in studying or remedying any contamination of the Premises caused by Tenant or occurring during the Term of this Lease.

               11.03.2 Any and all legal and professional fees and cost incurred by Landlord in connection with the foregoing.

         11.04 Notwithstanding anything to the contrary in this Article 12, Landlord shall indemnify and hold harmless Tenant with respect to any hazardous substance or discharge affecting the Property in existence on or before to the commencement date of this Lease, or caused by Landlord or its employees, agents or affiliates, whether prior to or after such commencement date.

                                   ARTICLE XII
                                  CONDEMNATION

         12.01 If the whole of the Premises should, be taken in condemnation proceedings, or by any right of eminent domain or private purchase in lieu thereof, or for any public or quasi-public use (any such taking of purchase being herein called a "taking by condemnation"), this Lease shall terminate as of the date possession of the Premises is given and delivered to such condemnor.

         12.02 If a portion only of the Improvements shall be subject to a taking by condemnation, then unless either party elects to terminate this Lease by written notice to the other party served within 60 days of the date of such taking, this Lease shall continue in full force and effect except that the monthly rental specified under paragraph 3.01 above shall be diminished, from and after the date of such taking, in the proportions that the floor area of the portion of the Improvements so taken shall bear to the total floor area of the Improvements immediately prior to such taking. In such case, Landlord shall promptly restore the remaining portion of the Improvements so as to constitute a complete architectural unit.

         12.03 If a portion of the Premises which is unimproved or which, is improved only with paving or ornamental plantings is subject to a taking by condemnation, this Lease shall remain in full force and effect without reduction or abatement of rent, unless such taking causes Tenant to be unable to use the Improvements in substantially the same manner as used prior to such condemnation.

         12.01 Any award in condemnation proceedings, or any purchase price paid in lieu of such award, shall be the sole and absolute property of Landlord, and Tenant shall have no right or interest therein, Tenant hereby waiving and relinquishing any and all rights or claims it may now or in the future have in and to any condemnation award, or any purchase price paid in lieu thereof, for or on account of its leasehold interest in the Premises; provided, however, that nothing herein contained shall preclude Tenant from proving (to the extent allowable by law) its damages with respect to leasehold improvements which Tenant is permitted by the terms of this Lease to remove at the end of the lease term, Tenant's moving expenses and Tenant's loss of profits and receiving an award therefor.

                                  ARTICLE XIII
                               REAL ESTATE BROKER

         Tenant represents that Tenant has dealt with no broker in connection with this Lease and that insofar as Tenant knows, no other broker or finder negotiated this Lease or is entitled to any commission or fee in connection herewith.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         14.01 Estoppel Certificate.

               (a) Tenant shall at any time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) certifying such other matters as Landlord, Landlord's lender or any potential purchaser may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

               (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance .

         14.02 Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and provided that in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership. Notwithstanding the foregoing, in the event that (i) the then grantor fails to fulfill the Landlord's obligations under Article XI herein, and (ii) the Tenant has requested the then grantor cure such failure, and (iii) the then grantor does not fulfill such obligations, then the obligations under Article XI herein shall survive any transfer of title or interest and Landlord herein named shall perform such obligations.

         14.03 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         14.04 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due Landlord not paid when due shall bear interest at the prime rate of the Bank of America + 3%per annum (or, if the highest rate then allowable by law is less than this rate, at the highest rate allowed by law) from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

         14.05 Captions. Article and paragraph captions are not a part hereof.

         14.06 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

         14.07 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below:


               If to Landlord:  Williams Electronic Games, Inc.
                                800  South North Point Boulevard
                                Waukegan, Illinois  60085
                                Phone:(847) 785-3000
                                Fax:  (847) 785-3111

                                Attention: Orrin J. Edidin,
                                Executive Vice President,
                                Secretary & General Counsel

               If to Tenant:    Midway Amusement Games, LLC
                                2704 W. Roscoe
                                Chicago, Illinois 60618
                                Phone:  (773) 961-2823
                                Fax:    (773) 961-2299
                                Attention: Patrick Delahanty

               With a copy to:  Midway Games Inc.
                                3401 N. California Ave. (before August 6, 2001) 2704 W. Roscoe (after August 6, 2001)
                                Chicago, Illinois  60618
                                Phone (773) 961-2850
                                Fax:  (773) 961-2299
                                Attention: General Counsel

         Either party may by notice to the other specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

         14.08 Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         14.09 Recording. Tenant shall not record this Lease without Landlord's prior written consent.

         14.10 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental double the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

         14.11 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         14.12 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         14.13 Binding Effect: Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Illinois.

         14.14 Subordination.

               (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

               (b) Tenant agrees to execute any documents requested by Landlord, at Landlord's expense, or any mortgagee to confirm or effectuate such subordination or to make this Lease prior to the lien or any mortgage, deed of trust or ground lease, as the case may be.

         14.15 Attorney's Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court.

         14.16 Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times during normal business hours and upon reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

         14.17 Signs. Tenant shall not place any sign upon the Premises without Landlord's prior written consent and approval, which consent and approval shall not be unreasonably withheld.

         14.18 Force Majeure. Except as provided otherwise in this Lease, both parties shall be excused from performing any obligation under this Lease, and any delay in the performance of any of the obligated parties's obligations under this Lease shall be excused, if and so long as the performance of the obligation is prevented, delayed or otherwise hindered by acts of God, fire, earthquake, floods, explosion, acts of the elements, war, riots, mob violence, inability to procure or a general shortage of skilled labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, court orders, laws or orders of governmental or military authorities or any other cause, whether similar or dissimilar to the foregoing, not within the control of the obligated party.

         The parties hereto have executed this Lease the date first shown above.

LANDLORD                                  TENANT
Williams Electronics Games, Inc.,         Midway Amusement Games, LLC,
a Delaware corporation                    a Delaware limited liability company

By:      /s/ Orrin J. Edidin              By:      /s/ Harold H. Bach
         ----------------------------              ----------------------------
Name:    Orrin J. Edidin                  Name:    Harold H. Bach, Jr.
         ----------------------------              ----------------------------
Title:   EVP, Sec'y & General Counsel     Title:   VP-Finance, Treasurer, & CFO
         ----------------------------              ----------------------------

                                    EXHIBIT A

Legal Description

That part of a tract of land lying East of a line which is 389 feet 3 inches (measured along the North line of West Roscoe Street) East of the East line of North California Avenue and which runs North from and at right angles to said North line of West Roscoe Street bounded as follows:

Commencing at a point in the North and South center line of Section 24, Township 40 North, Range 13 East of the Third Principal Meridian 1238.5 feet North of the South line of said Section running thence East to a point on or near the West bank of the North branch of the Chicago River and distant from the point of beginning 719.2 feet thence North 7 degrees 30 minutes West 303.5 feet to a point West of said North branch of Chicago River thence West 679.2 feet to said North and South center line of said Section thence South and along said North and South center line 300 feet to the point of beginning subject however to the establishment of a dock line of the North branch of the Chicago River 91.9 feet West of the Easterly line of said premises as above described and parallel thereto and to the appropriation of the East 91.9 feet of said premises for the purpose of straightening said North branch of the Chicago River and bringing said North branch upon the Westerly side thereof to the said proposed dock line and making said North branch of said river opposite the East of said dock line 160 feet so that the East line of said premises as above described shall form the center line of the said North branch when so straightened and improved half of which is not needed for railroad purposes and excepting from the above described premises the West 33 feet thereof dedicated for street purposes October 26, 1914 and the South 33 feet thereof dedicated for street purposes September 12, 1894 the above described premises having with abutting streets as now opened and located a frontage on West Roscoe Street of 592.43 feet and a frontage on North California Avenue 267 feet, all in Cook County, Illinois.